EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this 1st day of January, 1998, by and between MONTEREY HOMES CORPORATION, a Maryland corporation (the "Company") and Larry W. Seay, an individual ("EXECUTIVE"). If Executive is presently or subsequently becomes employed by a subsidiary of Company, the term "Company" shall be deemed to refer collectively to Monterey Homes Corporation and the subsidiary or subsidiaries which employs Executive.

                                    RECITALS

         A. COMPANY BUSINESS. The Company's principal business is homebuilding.

         B. EXECUTIVE EXPERIENCE. Since April 1, 1996, Executive has served as Vice President - Finance and Chief Financial Officer ("CFO"), Treasurer and Secretary of the Company.

         C. AGREEMENT  PURPOSE.  The Company  desires to employ  Executive,  and
Executive desires to be employed by Company, on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. As used herein:

               (a) "CAUSE" shall include the following:

                    i) Employee's wrongful misappropriation of any money or other assets or properties of the Company;

                    ii) Executive is convicted of committing a felony, or engages in conduct involving fraud, moral turpitude, dishonesty, gross misconduct, embezzlement, theft, or similar matters that are detrimental to Company;

                    iii) Employee's  willful  disregard of his primary duties to the Company or policies of the Company.

                  (b) "CHANGE OF CONTROL". A Change of Control of the Company shall mean: (a) the purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 as amended (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of either the outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (b) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders

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         of the Company  immediately  prior to such  reorganization,  merger, or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company's then outstanding securities; or (c) a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

                  (c) "COMPANY CONFIDENTIAL INFORMATION" shall mean confidential, proprietary information or trade secrets of Company and its subsidiaries, including, without limitation, the following: (1) customer and vendor lists and customer and vendor information as compiled by Company and its subsidiaries, including pricing, sale and contract terms and conditions, contract expirations, and other compiled customer and vendor information; (2) Company's and its subsidiaries' internal practices and procedures; (3) Company's and its subsidiaries' financial condition and financial results of operation; (4) information relating to Company's and its subsidiaries' real estate holding or commitments, lot positions, strategic planning, sales, financing, insurance, purchasing, marketing, promotion, distribution, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to or by Company or its subsidiaries;
         (5) all information which Executive has a reasonable basis to consider confidential or which is treated by Company or its subsidiaries as confidential; and (6) any and all information having independent economic value to Company or its subsidiaries that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Executive acknowledges that such information is Company Confidential Information whether disclosed to or learned by Executive or originated by Executive during his employment by Company or any of its subsidiaries. In the event that information is not clearly and obviously publicly available, all information about Company or its subsidiaries shall be presumed to be confidential. In the event of a dispute or litigation, Executive will have the burden of proof by clear and convincing evidence that such information is not confidential.

                  (d) "DEMOTION EVENT" shall include a demotion or relocation of Executive, a material change in Executive's duties without Executive's consent, a reduction from the previous year in Executive's base salary without Executive's consent, or any action taken by the Company specifically to limit Executive's ability to earn a bonus comparable to his prior year's bonus. Notwithstanding the foregoing, the assignment of certain controller and treasury duties to a corporate controller who shall report to Executive shall not be considered a Demotion Event.

                  (e)  "TERMINATION"   shall  mean  termination  of  Executive's
         employment with Company pursuant to Sections 17 through 21 hereof.

         2. TERM OF AGREEMENT. This Agreement will commence as of January 1, 1998 and shall terminate two (2) years from such date, unless earlier terminated in accordance with, and subject to, the other provisions hereof (the "TERM"). This Agreement will automatically renew for successive one-year terms unless one of the parties hereto gives notice of non-renewal at least ninety (90) days before the scheduled renewal date.

         3. POSITION WITH COMPANY. During the Term, Executive shall serve as Vice-President - Finance, CFO, Treasurer and Secretary of Company, shall devote his full time and efforts to the affairs of Company, and shall faithfully and diligently perform all duties commensurate with such position, including, without limitation, those duties reasonably requested by Company's Board of Directors. Without limitation of the foregoing, Executive shall: (i) manage financing and capital arrangements; (ii) supervise controller function; (iii) supervise treasury function; (iv) supervise public reporting and stockholder relations; (v) supervise information and data processing systems, and (vi) support merger and acquisition efforts. Executive shall be subject to and comply with all of Company's policies and procedures.

         4. SALARY. Executive shall be entitled to receive a minimum base salary from Company in the amount of $120,750.00 annually, payable in equal installments in accordance with Company's general salary payment policies in effect during the Term hereof (the "MINIMUM BASE SALARY"). The Minimum Base Salary may be increased at such times and in such amounts as Company's Board of Directors shall determine in its sole discretion.

         5. BONUS AND STOCK OPTION. The Board of Directors may, from time to time, at its discretion, pay performance bonuses to Executive, which shall be calculated based on the formula set forth in EXHIBIT A attached hereto. Any such performance bonus may be paid in cash or Company stock, in the discretion of the Board of Directors. In addition, the Board of Directors may, from time to time, at its discretion, grant Executive options under the Company's stock option plan.

         6. VACATION AND SICK LEAVE. Executive shall be entitled to take reasonable vacation, holiday and sick leave, subject to the Company's reasonable limits and policies.

         7. BENEFIT PLANS. Executive shall be eligible to participate in all benefit plans made available to Company employees from time to time. Nothing herein shall restrict Company's ability to terminate or modify any benefit plan or arrangement.

         8. EXPENSES. Company shall pay for or reimburse Executive for all ordinary and necessary business expenses incurred or paid by Executive in furtherance of Company's business, subject to and in accordance with Company's policies and procedures of general application. The Company shall provide Executive a car allowance not to exceed $350.00 per month.

         9. STAFF MANUAL. All other terms of Executives employment shall be governed by the Company employee manual (the "Employee Manual"). The Company reserves the right to amend the Employee Manual, from time to time, and Executive shall be subject to changes made so long as such changes are applied to all Company employees.

         10. COVENANTS OF EXECUTIVE. (a) Executive hereby covenants and agrees that, during the term of this Agreement, Executive will not engage, directly or indirectly, either as principal, partner, joint venturer, consultant or independent contractor, agent, or proprietor or in any other manner participate in the ownership, management, operation, or control of any person, firm, partnership, limited liability company, corporation, or other entity which engages in the business of providing any products or services, including, without limitation, home building products or services, which are competitive with those products or services offered or sold by Company or its subsidiaries within any jurisdiction in which Company or its subsidiaries does or proposes to do business. The covenants set forth in this paragraph 10(a) shall expire upon cessation of Executive's employment for any reason.

         (b) Executive hereby covenants and agrees that, during the term of the Agreement, and for a period of one year after the last date on which the Executive is employed by the Company, Executive will not:

                  (i) Directly or indirectly solicit for employment (whether as an employee, consultant, independent contractor, or otherwise) any person who is an employee, independent contractor or the like of Company or any of its subsidiaries, unless Company gives its written consent to such employment or offer of employment.

                  (ii) Call on or directly or indirectly solicit or divert or take away from Company or any of its subsidiaries (including, without limitation, by divulging to any competitor or potential competitor of Company or its subsidiaries) any person, firm, corporation, or other entity who was a customer or prospective customer of the Company during Executive's term of Employment.

         11. CONFIDENTIALITY AND NONDISCLOSURE. It is understood that in the course of Executive's employment with Company, Executive will become acquainted with Company Confidential Information. Executive recognizes that Company Confidential Information has been developed or acquired at great expense, is proprietary to Company or its subsidiaries, and is and shall remain the exclusive property of Company. Accordingly, Executive hereby covenants and agrees that he will not, without the express written consent of Company, during Executive's employment with Company or its subsidiaries and thereafter or until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to Company or its subsidiaries, disclose to others, copy, make any use of, or remove from Company's or its subsidiaries' premises any Company Confidential Information, except as Executive's duties for Company or its subsidiaries may specifically require. In the event of dispute or litigation, Executive shall have the burden of proof by clear and convincing evidence that the Company Confidential Information has become generally known, or readily ascertainable by proper means, by persons unrelated to Company or its subsidiaries.

         12. ACKNOWLEDGMENT; RELIEF FOR VIOLATION. Executive hereby agrees that the period of time provided for in Sections 10 and 11 and the territorial restrictions and other provisions and restrictions set forth therein are reasonable and necessary to protect Company, its subsidiaries and its and their successors and assigns in the use and employment of the good will of the business conducted by Company and its subsidiaries. Executive further agrees that damages cannot compensate Company in the event of a violation of
Section 10 or 11, and that, if such violation should occur, injunctive relief shall be essential for the protection of Company, its subsidiaries, and its and their successors and assigns. Accordingly, Executive hereby covenants and agrees that, in the event any of the provisions of Sections 10 and 11 shall be violated or breached, Company shall be entitled to obtain injunctive relief against Executive, without bond but upon due notice, in addition to such further or other relief as may appertain at equity or law. Obtainment of such an injunction by Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by Company to take action thereon. Executive hereby agrees that he has such skills and abilities that the provisions of Sections 10 and 11 will not prevent him from earning a living. Each party agrees to pay its own costs and expenses in enforcing any provision of this Agreement.

         13. EXTENSION DURING BREACH. Executive agrees that the time period described in Sections 10 and 11 shall be extended for a period equal to the duration of any breach of such provisions by Executive.

         14. NO CONFLICTS OF INTEREST.

                  (a) During the period of Executive's employment with Company, Executive will not independently engage in the same or a similar line of business as Company or its subsidiaries, or, directly or indirectly, serve, advise, or be employed by any individual, firm, partnership, association, corporation, or other entity engaged in the same or similar line or lines of business.

                  (b) Executive is not a promoter, director, employee, or officer of, or consultant or independent contractor to, a business organized for profit, nor will Executive become a promoter, director, employee, or officer of, or consultant to, such a business while employed by Company or its subsidiaries without first obtaining the prior written approval of Company. Executive disclaims any such relationship or position with any such business. Should Executive become a promoter, director, employee, or officer of, or a consultant to, a business organized for profit upon obtaining such prior written approval, Executive understands that Executive has a continuing obligation to advise Company at such time of any activity of Company, or such other business that presents Executive with a conflict of interest as an employee of Company.

               (c) Should any matter of dealing in which Executive is involved, or hereafter becomes involved, on his own behalf or as an employee of Company, appear to present a possible conflict of interest under any Company policy then in effect, Executive will promptly disclose the facts to Company's Board of Directors so that a determination can be made as to whether a conflict of interest does exist. Executive will take whatever action is requested of Executive by Company or its Board of Director to resolve any conflict which it finds to exist, including severing the relationship which creates the conflict.

                  (d) Notwithstanding anything herein to the contrary, Executive may make investments in commercial properties or land development ventures provided they are not competitive with the business of the Company, and may own less than 1% of stock in publicly traded homebuilders.

         15. RETURN OF COMPANY MATERIALS AND COMPANY CONFIDENTIAL INFORMATION. Upon Termination, Executive shall promptly deliver to Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information or relating directly or indirectly to the business of Company in the possession or control of Executive.

         16. NO AGREEMENT WITH OTHERS. Executive represents, warrants, and agrees that Executive is not a party to any agreement with any other person or business entity, including former employers, that in any way affects Executive's employment by Company or relates to the same subject matter of this Agreement or conflicts with his obligations under this Agreement, or restricts Executive's services to Company.

         17. TERMINATION FOR CAUSE. The Company may terminate this Agreement for Cause by giving written notice of Termination and, with respect to a purported violation of Section 1(a)(i), (ii) or (iii) of this Agreement that is curable in such time period, shall afford Executive an opportunity to cure or disprove the purported violation for the thirty-day period following such notice. Upon Termination of Executive for Cause, Executive shall be entitled to receive only the Minimum Base Salary, the amount of any unpaid performance bonus earned in any complete fiscal year of the Company preceding the date of termination, and any benefits as are due Executive through the effective date of such Termination. No prorated bonus shall be paid to Executive upon a Termination for Cause.

         18. TERMINATION BY COMPANY WITHOUT CAUSE. If Executive is terminated without Cause, Executive shall be entitled to receive an amount equal to 50% of Executive's base salary and 50% of Executive's average bonus for the previous three fiscal years and the vesting of Executive's stock options shall be accelerated, as if Executive had held them through the end of the following fiscal year. Executive may terminate his employment upon the occurrence of a Demotion Event and such termination shall be deemed a Termination without Cause. Any amounts due to Executive under this paragraph shall be paid to Executive in six (6) equal monthly payments or in a lump sum (to be paid within twenty (20) days after Termination), at the Executive's discretion, following Termination. If the Executive elects to take the payments due under this paragraph over a six month period, he shall be entitled, to the extent permitted by law and the plans, to continued participation in the Company's benefit plans for such period. If the Executive elects to take a lump sum payment, his participation in the Company's benefit plans shall terminate upon receipt of the lump sum payment.

         19. TERMINATION UPON CHANGE OF CONTROL. If, within twelve (12) months following a Change of Control of the Company, Executive voluntarily terminates his employment as a result of a Demotion Event, Executive shall be entitled to receive an amount equal to 100% of Executive's base salary and 100% of Executive's average bonus for the previous three fiscal years and all of Executive's stock options shall vest in full and be immediately exercisable. Any amounts due to Executive under this paragraph shall be paid to Executive in twelve (12) equal monthly payments or in a lump sum (to be paid within twenty
(20) days after Termination), at the Executive's discretion, following Termination. If the Executive elects to take the payments due under this paragraph over a twelve month period, he shall be entitled, to the extent permitted by law and the plans, to continued participation in the Company's benefit plans for such period. If the Executive elects to take a lump sum payment, his participation in the Company's benefit plans shall terminate upon receipt of the lump sum payment.

         20. TERMINATION UPON DEATH OF EXECUTIVE. If during the term of this Agreement Executive dies, then this Agreement shall terminate and Company shall pay to the estate of Executive only the Minimum Base Salary, the amount of any unpaid bonus earned in any complete fiscal year of the Company preceding the date of Termination, the prorated portion of any objectively determined current year bonus, and any benefits (including any life insurance benefits provided to Executive's estate under Company's standard policies as in effect) as are due through the date of his death. In addition, the vesting of Executive's stock options shall be accelerated, as if the Executive had served through the end of the fiscal year of his Termination.

         21. TERMINATION UPON DISABILITY OF EXECUTIVE. If during the term of the Agreement Executive is unable to perform the services required of Executive pursuant to this Agreement for a continuous period of ninety (90) days due to disability or incapacity by reason of any physical or mental illness (as reasonably determined by Company by its Board of Directors), then Company shall have the right to terminate this Agreement at the end of such ninety-day period by giving written notice to Executive. Executive shall be entitled to receive only such Minimum Base Salary, the amount of any unpaid bonus earned in any complete fiscal year of the Company preceding the date of termination, the prorated portion of any objectively determined current year bonus, and any benefits as are due Executive through the effective date of such Termination. In addition, the vesting of Executive's stock options shall be accelerated, as if the Executive had served through the end of the fiscal year of his Termination.

         22. INDEMNITY. The Company shall indemnify Executive to the fullest extent permitted by the Company's Bylaws. Such indemnification shall survive the termination of this Agreement.

         23. ARBITRATION. Any dispute, controversy, or claim, whether contractual or non-contractual, between the parties hereto arising directly or indirectly out of or connected with this Agreement, relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the parties hereto, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any arbitration shall be conducted by arbitrators approved by the AAA and mutually acceptable to Company and Executive. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the parties hereto are unable to agree on the arbitrator(s), then the AAA shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitrator(s) shall award compensatory damages to the prevailing party. The arbitrator(s) shall have no authority to award consequential or punitive or statutory damages, and the parties hereby waive any claim to those damages to the fullest extent allowed by law. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitration shall be held in Phoenix, Arizona. The arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing party.

         24. SEVERABILITY; REFORMATION. In the event any court or arbiter determines that any of the restrictive covenants in this Agreement, or any part thereof, is or are invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions. If any of the provisions of this Agreement should ever be deemed to exceed the temporal, geographic, or occupational limitations permitted by applicable laws, those provisions shall be and are hereby reformed to the maximum temporal, geographic, or occupational limitations permitted by law. In the event any court or arbiter refuses to reform this Agreement as provided above, the parties hereto agree to modify the provisions held to be unenforceable to preserve each party's anticipated benefits thereunder.

         25. NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                  If to Company :         Monterey Homes Corporation
                                          6613 N. Scottsdale Road
                                          Suite 200
                                          Scottsdale, Arizona 85250
                                          Phone:  (602) 998-8700
                                          Fax:  (602) 998-9162
                                          Attn:  President

                  With a copy to:         Snell & Wilmer L.L.P.
                                          One Arizona Center
                                          Phoenix, Arizona 85004-0001
                                          Phone: (602) 382-6252
                                          FAX:  (602) 382-6070
                                          Attn:  Steven D. Pidgeon, Esq.

                  If to Executive:        Larry W. Seay
                                          802 West El Caminito Drive
                                          Phoenix, Arizona 85021

         All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; and when receipt is acknowledged, if telecopied.

         26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

         27. GOVERNING LAW. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules.

         28. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that Company may assign all or any portion of its rights under this Agreement to any Company entity, but no such assignment shall relieve Company of its obligations hereunder, and except that this Agreement may be assigned to any corporation or entity with or into which Company may be merged or consolidated or to which Company transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Company hereunder.

         29. FURTHER ASSURANCES. At any time on or after the date hereof, the parties hereto shall each perform such acts, execute and deliver such instruments, assignments, endorsements and other documents and do all such other things consistent with the terms of this Agreement as may be reasonably necessary to accomplish the transaction contemplated in this Agreement or otherwise carry out the purpose of this Agreement.

         30. GENDER, NUMBER AND HEADINGS. The masculine, feminine, or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

         31. WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         32. ATTORNEYS' FEES AND COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         33. SECTION AND PARAGRAPH HEADINGS. The Article and Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         34. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all parties hereto.

         35. EXPENSES. Except as otherwise expressly provided herein, each party shall bear its own expenses incident to this Agreement and the transactions contemplated hereby, including without limitation, all fees of counsel, consultants, and accountants.

         36. ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements, whether oral or in writing.

         37. WITHHOLDING. Executive acknowledges and agrees that payments made to Executive by Company pursuant to the terms of this Agreement may be subject to tax withholding and that Company may withhold against payments due Executive any such amounts as well as any other amounts payable by Executive to Company.

         38. RELEASE. Receipt by Executive of any of the severance benefits noted in paragraphs 18, 19, 20 and 21 hereof following termination of Executive's employment hereunder shall be subject to Executive's compliance with any reasonable and lawful policies or procedures of Company relating to employee severance including the execution and delivery by Executive of a release reasonably satisfactory to Company and Executive of any and all claims that Executive may have against Company or any related person, except for the continuing obligations provided herein, and an agreement that Executive shall not disparage Company or any of its directors, officers, employees or agents. Concurrent with the termination of Executive's employment hereunder pursuant to paragraphs 18, 19, 20 or 21 hereof, and receipt of a release reasonably satisfactory to the Company and Executive, the Company shall execute and deliver to Executive a release, reasonably satisfactory to Company and Executive, of any and all claims that Company may have against Executive, except for any claims arising out of Executive's fraudulent or criminal conduct, and an agreement that Company shall not disparage Executive.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                MONTEREY HOMES CORPORATION, a
                                Maryland corporation

                                By: /s/ Steven J. Hilton and William W. Cleverly
                                    --------------------------------------------
                                Name: Steven J. Hilton and William W. Cleverly
                                      ------------------------------------------
                                Its:  Managing Directors
                                      ------------------------------------------

                                      /s/ Larry W. Seay
                                      ------------------------------------------
                                      LARRY W. SEAY

                                  EXHIBIT "A"
                                  -----------


                             1998 - 2000 BONUS PLAN
                                   LARRY SEAY

                            ANNUAL SALARY: $120,750

                                   BONUS PLAN
                                   ----------

          * Potential Bonus to 50% to 70% of Base Salary at Discretion of Supervisors, and Ability to Accomplish Objectives


                      Objectives to Qualify for Bonus Plan
                      ------------------------------------

1.   Equity Coverage/Investor Relations:

     *    Initiate and Maintain Coverage from at least Three Housing
          Analysts.
     *    Expand Investor Relations Program.
     *    Significant Introduction to Buy Side Investors.
     *    Identify and Update Investor Reporting Services.

2.   Expand Roles of Accounting Staff:

     *    Initiate Quarterly Financial Reports to Public.
     *    Model Financial Ratio's of Company Against Competitors.

3.   Capital Structure:

     *    Senior Note Placement  - First Quarter 1998.
     *    Administer and Negotiate Corporate Banking Facilities.
     * Explore Expansion of Capital Structure - Joint Ventures, Secondary Offerings.

4.   Coordinate Acquisition Analysis and Due Diligence:

     *    Create Model and Financial Structure for Potential Acquisitions.
     *    Assist in Identifying Acquisition Targets.
     *    Acquisition Analysis and Due Diligence.

5.   Audit Controls - Policies & Procedures:

     *    Complete Accounting Policies Manual - 1st Quarter, 1998.
     *    Institute Periodic Audit Procedures.

 Compensation Subject to Continuing Employment and Standard Employment Policies
                  as Outlined in the Company Personnel Manual.